UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 21, 2019

SERVICENOW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 501-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On October 22, 2019, ServiceNow, Inc. (the “Company”) issued a press release that included certain of the Company’s preliminary financial results for the quarter ended September 30, 2019 and updated guidance for the 2019 fiscal year. A copy of the Company’s press release dated October 22, 2019, titled “ServiceNow Announces Bill McDermott to Become CEO, Succeeding John Donahoe, Who Is Stepping Down to Become CEO of Nike” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 shall not be incorporated by reference in any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 21, 2019, John J. Donahoe notified the Company of his decision to resign from his position as the Company’s President and Chief Executive Officer, effective on or before December 31, 2019. Mr. Donahoe intends to continue to serve as a member of the Company’s Board of Directors (the “Board”) until his current term expires at the annual meeting of stockholders in 2020.

(c)

On October 21, 2019, based upon the recommendations of the Leadership Development and Compensation Committee of the Board and the Nominating and Governance Committee of the Board, the Board approved an offer to William R. McDermott, age 58, to become the Company’s President and Chief Executive Officer (“CEO”) and a member of the Board, each to become effective on or before January 1, 2020.

From 2010 through 2014, Mr. McDermott served as Co-Chief Executive Officer, and from 2014 until October 10, 2019, as sole Chief Executive Officer, of SAP SE (“SAP”), a multinational software company providing enterprise software. Mr. McDermott joined SAP in 2002 as Chief Executive Officer of SAP America, Inc., and has served on the SAP Executive Board since 2008. Prior to joining SAP, Mr. McDermott served as Executive Vice President of Worldwide Sales and Operations at Siebel CRM Systems, Inc. from 2001 to 2002 and served as President of Gartner, Inc. from 2000 to 2001. Mr. McDermott currently serves on the Boards of Directors of ANSYS, Inc., SecureWorks Corp. and Under Amour, Inc. Mr. McDermott studied Business Management at Dowling College, received his M.B.A from Northwestern University’s Kellogg School of Management and completed the Executive Development Program at the Wharton School of Business.

Mr. McDermott is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. McDermott and the Company entered into an Employment Agreement dated October 22, 2019 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McDermott will receive an initial annual base salary of $1,000,000. In addition, Mr. McDermott will be eligible for an annual performance-based cash bonus, with a target amount equal to 150% of his base salary based on achieving certain performance targets, as determined by the Leadership Development and Compensation Committee of the Board.

Pursuant to the Employment Agreement, Mr. McDermott will be granted the following equity awards under the Company’s 2012 Equity Incentive Plan in connection with his employment with the Company:

•	a restricted stock unit award to acquire such number of shares of the Company’s common stock equal to $16,000,000 divided by the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant (the “New Hire RSU”), which will vest and settle as to 20% of the RSU on the first anniversary of the date Mr. McDermott becomes CEO (the “Start Date”), with the remaining RSU to vest and settle in equal quarterly installments over the subsequent 16 quarters, subject to Mr. McDermott’s continued employment as CEO of the Company.

•	contingent upon Mr. McDermott’s purchase of $1,000,000 worth of shares of the Company’s common stock on the public market within twelve (12) months following the Start Date, a restricted stock unit award to acquire such number of shares of the Company’s common stock equal to $2,500,000 divided by the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant (the “Additional RSU”), which will vest on the one year anniversary of the Start Date, subject to Mr. McDermott’s continued employment as CEO of the Company. Notwithstanding the foregoing, if Mr. McDermott is terminated by the Company for Cause (as defined in the Employment Agreement) or resigns without Good Reason (as defined in the Employment Agreement) following the one year anniversary of the Start Date and prior to the second anniversary of the Start Date, he will repay to the Company a cash amount equal to the grant date value of the Additional RSU, reduced on a pro rata basis for each partial or full quarter of employment as the Company’s CEO following the Start Date.

•	a nonqualified stock option to purchase such number of shares of the Company’s common stock equal to $16,000,000 divided by (i) the average daily closing price of the Company’s common stock for the 30 business days ending on the day immediately prior to the date of grant, multiplied by (ii) the applicable Black-Scholes ratio as determined by the Company (the “Option”), with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The Option will vest over five years upon satisfaction of both time-based and performance-based requirements, as described in the Employment Agreement, subject to Mr. McDermott’s continued employment as CEO of the Company.

•	it is anticipated that Mr. McDermott will be eligible for a Fiscal Year 2020 LTIP Award (the “2020 LTIP Award”) to acquire such number of shares of the Company’s common stock equal to $16,000,000 at the same time that it grants fiscal year 2020 equity awards to other senior executives of the Company. If granted, 20% of any 2020 LTIP Award will time-based vest over sixteen (16) quarters following grant; provided that, vesting will depend on Mr. McDermott’s continued employment as CEO of the Company on the applicable time-based vesting dates, and 80% of any 2020 LTIP Award will be performance-based subject to the same performance metrics and time-based vesting schedule as the fiscal year 2020 performance restricted stock units granted to other senior executives of the Company and subject further to Mr. McDermott’s employment as CEO on any vesting date.

If the New Hire RSU, the Additional RSU and/or the Option are not assumed in a Change in Control (as defined in the Employment Agreement), then the vesting of the New Hire RSU and the Additional RSU will accelerate in full and the Option will accelerate to the extent provided in the Employment Agreement. The 2020 LTIP Award will be treated in the same manner as the 2020 performance restricted stock units granted to other senior executives of the Company.

Mr. McDermott is entitled to receive future cash payments from his prior employer of certain vested benefits under a long-term incentive plan payable over the next four years in annual installments, subject to the provisions of the plan. In the event that Mr. McDermott’s prior employer does not make one or more of the required payments despite Mr. McDermott’s best efforts to secure such payments, the Company will pay to Mr. McDermott cash amounts equal to the difference between the amount required to be paid to him and the amount actually received by Mr. McDermott from his prior employer, such payments not to exceed $21,115,498 in the aggregate (the “Make-Whole Payments”). Notwithstanding the foregoing, if the Company terminates Mr. McDermott’s employment as CEO for Cause or he resigns without Good Reason (each as defined in the Employment Agreement), any further Make-Whole Payment obligations of the Company will immediately terminate without liability of the Company and Mr. McDermott will not be entitled to any additional Make-Whole Payment.

If Mr. McDermott’s employment with the Company is terminated without Cause or for Good Reason, whether outside of or in connection with a Change in Control, then Mr. McDermott will be entitled to receive cash severance and equity acceleration, in each case as described in the Employment Agreement. Receipt of severance benefits is conditioned on execution by Mr. McDermott of a release of claims in favor of the Company.

In connection with his appointment as the Chief Executive Officer, Mr. McDermott will execute the Company’s standard form of indemnity agreement for officers and directors.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated in this Item 5.02 by reference as Exhibit 10.1.

(e)

The information set forth above under 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement dated October 22, 2019 between the Company and William R. McDermott.

99.1	Press release dated October 22, 2019.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ServiceNow, Inc.

By:	/s/ Russell Elmer
Russell Elmer General Counsel

Date: October 22, 2019